Exhibit 10.9
COMPUTER PROGRAMS AND SYSTEMS, INC.
AMENDED AND RESTATED
2014 INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT (Three-Year)

This Performance Share Award Agreement (this “Agreement”) is made and entered into as of ____________, 20__ (the “Grant Date”) by and between Computer Programs & Systems, Inc., a Delaware corporation (the “Company”) and ________________ (the “Grantee”).

WHEREAS, the Company has adopted the Amended and Restated 2014 Incentive Plan (the “Plan”) pursuant to which Performance Share Awards may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) has determined that it is in the best interests of the Company and its shareholders to grant the Performance Share Award provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Performance Share Award. Pursuant to Section 7.3 of the Plan, the Company hereby grants to the Grantee a Performance Share Award (this “Award”) for a target number of ______________ shares of Common Stock of the Company (the “Target Award”). This Award represents the right to earn up to ______________ percent (___%) of the Target Award, subject to the restrictions, conditions and other terms set forth in this Agreement. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

2. Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on ____________, 20__ and ending on ____________, 20__.

3. Performance Goal; Earned Shares.

3.1 The number of shares of the Company’s Common Stock earned by the Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goal in accordance with Exhibit A. Subject to the terms of this Agreement, if the threshold level of the Performance Goal is not reached for the Performance Period, the Award and the Grantee’s right to receive any shares of the Company’s Common Stock pursuant to this Agreement shall automatically expire and be forfeited without payment of any consideration, effective as of the last day of the Performance Period. All determinations of whether the Performance Goal has been achieved, the number of shares of the Company’s Common Stock earned by the Grantee, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion.

3.2 Promptly following completion of the Performance Period, and in any event within two and one-half (2½) months following the end of the Performance Period, (a) the Committee will review and certify in writing (i) whether, and to what extent, the Performance Goal for the Performance Period has been achieved, and (ii) the number of shares of the Company’s Common Stock that the Grantee has earned and that are to be issued by the Company, rounded to the nearest whole share (the “Earned Shares”), (b) the Company shall issue or cause to be issued in the name of the Grantee the number of shares of the Company’s Common Stock equal to the number of Earned Shares, if any, and (c) the Company shall enter the Grantee’s name on the books of the Company as a shareholder of record of the Company with respect to the Earned Shares, if any, as of the date of the Committee’s written certification (the “Certification Date”). Such written certification of the Committee shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

3.3 Except as provided in Section 4 of this Agreement, if the Grantee’s Continuous Service terminates for any reason prior to the last day of the Performance Period, the Award and the Grantee’s right to receive any Earned Shares pursuant to this Agreement shall automatically expire and be forfeited without payment of any consideration, effective as of the last day of the Performance Period.

4. Termination of Continuous Service Due to Death or Disability. Notwithstanding any provision of this Agreement to the contrary, if the Grantee’s Continuous Service terminates during the Performance Period as a result of the Grantee’s death or Disability, the Grantee will be issued a pro rata portion of the Earned Shares otherwise issuable pursuant to Section 3 hereof, with such pro rata portion calculated by multiplying the number of Earned Shares that would have been issued had the Grantee’s Continuous Service not terminated during the Performance Period by a fraction, the numerator of which equals the number of days that the Grantee was employed during the Performance Period and the denominator of which equals the total number of days in the Performance Period.

5. Effect of Change in Control. If there is a Change in Control of the Company during the Performance Period, then the Award shall be payable at the Target Award level on the effective date of the Change in Control and shall be paid no later than five (5) days following such Change in Control.

6. Transferability. The Award and any rights relating thereto may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than in accordance with the terms of the Plan.

7. Rights as Shareholder. Prior to the issuance of any Earned Shares on the Certification Date, the Grantee shall not have any rights of a shareholder of the Company with respect to the Award, including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents. The Grantee shall be the record owner of any Earned Shares issued under this Agreement and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such Earned Shares and receive all dividends or other distributions paid with respect to such Earned Shares.

8. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position or as an Employee of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

9. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Award shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

10. Tax Liability and Withholding.

10.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to this Agreement or the Plan, the amount of any required withholding taxes in respect of the Earned Shares and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold shares of Common Stock from the Earned Shares otherwise issuable to the Grantee; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c) delivering to the Company previously owned and unencumbered shares of Common Stock that have been owned by the Grantee for at least six (6) months.

10.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant of the Award or the issuance of the Earned Shares or the subsequent sale of any such shares, and (b) does not commit to structure the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

11. Compliance with Law. The issuance and transfer of shares of Common Stock in connection with the Earned Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

12. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

15. Shares Subject to the Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Earned Shares may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Award does not create any contractual right or other right to receive any shares of Common Stock of the Company or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

19. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Award, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

20. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

21. No Impact on Other Benefits. Except to the extent required by law or the terms of any qualified plan under the Internal Revenue Code, the value of the Grantee’s Earned Shares is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the issuance or disposition of any Earned Shares and that the Grantee has been advised to consult a tax advisor prior to such issuance or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:
Name: Matt J. Chambless
Its: Chief Financial Officer

[EMPLOYEE NAME]

Exhibit A

Performance Period

The Performance Period shall commence on ____________, 20__ and end on ____________, 20__. The Performance Period is comprised of three Measurement Periods: ____________, 20__ through ____________, 20__ (the “First Measurement Period”); ____________, 20__ through ____________, 20__ (the “Second Measurement Period”); and ____________, 20__ through ____________, 20__ (the “Third Measurement Period”).

Performance Goal

The number of Earned Shares shall be determined by reference to __________________ in each Measurement Period (the “Performance Goal”) as modified by the TSR Modifier (as defined below).

The Performance Goal for each Measurement Period will be established according to the matrix set forth below. The baseline performance level used to calculate the Performance Goal for the First Measurement Period will be based on __________________. Following the First Measurement Period, the Performance Goals for the subsequent Measurement Periods will be based on actual performance in the immediately prior Measurement Period, as follows:

Performance Level / Payout Percentage	Growth Target Percentages	Goals for First Measurement Period	Goals for Second Measurement Period	Goal for Third Measurement Period
Maximum (___% of Target)	___%	$_____	[___% of 20__ actual]	[___% of 20__ actual]
Target (____% payout)	___%	$_____	[___% of 20__ actual]	[___% of 20__ actual]
Threshold (___% of Target)	___%	$_____	[___% of 20__ actual]	[___% of 20__ actual]
Actual Performance

Determining the Number of Earned Shares

Except as otherwise provided in the Plan or the Agreement, and subject to the application of the TSR Modifier (as defined below), the number of Earned Shares with respect to the Performance Period shall be based on the average of the payout percentages achieved in each of the three Measurement Periods, and the Company will interpolate between the threshold, target and maximum goals for each Measurement Period. For example, if the Company achieves performance levels of ___%, ___% and ___% in the respective Measurement Period, the Grantee will receive ___% of the Target Award.

However, if the payout percentage for a specific Measurement Period does not reach the threshold level, it will count as 0% toward the average for the Performance Period. For example, if the Company achieves performance levels of ___%, ___% and ___% in the respective Measurement Periods, the Grantee will receive ___% of the Target Award (as the ___% level of performance in the _____ Measurement Period is below the threshold level of performance in such period and therefore results in a 0% payout percentage for such Measurement Period).

TSR Modifier

In order to determine the final number of Earned Shares to be issued to the Grantee, the Committee will apply a “TSR Modifier.” The “TSR Modifier” is an adjustment to the number of Earned

Shares based on a comparison of the Company’s total shareholder return (“TSR”) to ________________________ for the Performance Period, as follows:

•If the Company’s TSR is ______________, the number of Earned Shares issued for the Performance Period will be adjusted upward by ___%.

•If the Company’s TSR is ______________, the number of Earned Shares issued for the Performance Period will be adjusted downward by ___%.

•If the Company’s TSR is ______________, the number of Earned Shares issued for the Performance Period will not be adjusted.